SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

United Therapeutics Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

1110 Spring Street
Silver Spring, MD 20910

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2004 Annual Meeting of Stockholders of United Therapeutics Corporation will be held at United Therapeutics Corporation, 1110 Spring Street, Silver Spring, Maryland 20910 on Friday, June 25, 2004 at 9:00 a.m. local time for the following purposes:

1.	To elect two members of the Board of Directors for terms expiring at the 2007 Annual Meeting of Stockholders; and

2.	To consider and act upon such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on April 27, 2004 are entitled to notice of, and to vote at, the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THIS MEETING.

By Order of the Board of Directors,

Paul A. Mahon
Secretary

May 6, 2004
Silver Spring, Maryland

UNITED THERAPEUTICS CORPORATION
1110 Spring Street
Silver Spring, MD 20910

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 25, 2004

     This Proxy Statement and enclosed proxy are furnished on or about May 6, 2004 to stockholders of United Therapeutics Corporation in connection with the solicitation by the Board of Directors of United Therapeutics of proxies to be voted at the 2004 Annual Meeting of Stockholders. The Annual Meeting will be held on Friday, June 25, 2004 beginning at 9:00 A.M. local time at United Therapeutics’ headquarters, located at 1110 Spring Street, Silver Spring, Maryland 20910.

     If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented by the proxy card will be voted in accordance with the stockholder’s directions or, if no directions are indicated, the shares will be voted in accordance with the recommendation of the Board of Directors as specified in this Proxy Statement. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised by delivering to the Secretary of United Therapeutics at the above address either a written notice of revocation or a duly executed proxy bearing a later date. If a stockholder decides to attend the Annual Meeting and wishes to change his or her proxy vote, the stockholder may do so by voting in person at the meeting.

     United Therapeutics will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of United Therapeutics’ common stock, and normal handling charges may be paid for such forwarding service. Officers and other employees of United Therapeutics may solicit proxies personally by telephone, fax, email or mail, and they will receive no additional compensation if they do so. At the close of business on April 27, 2004 (the “Record Date”), there were 21,374,490 shares of the common stock of United Therapeutics outstanding and entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote, either in person or by proxy, at the Annual Meeting, and each share will have one vote.

Election of Directors

     The United Therapeutics Board of Directors currently consists of ten members and is divided into three classes of directors. At each Annual Meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, Christopher Causey and Paul Gray are nominees for election as Class II directors for terms expiring at the 2007 Annual Meeting of Stockholders.

     The Nominating and Governance Committee of the Board of Directors, which considers nominees for election to the Board, recommended that the size of the Board of Directors be reduced from ten members to eight members. The Board of Directors unanimously adopted this recommendation, believing that a reduction of the size of the Board is in the best interests of the company as a smaller Board will facilitate communication among the directors, increase the efficiency of the Board, and be more consistent with the practices of public biotechnology companies. This reduction in board size will be accomplished through attrition with the terms of two current members of the Board, Ricardo Balda and Henry Beecher Hicks III, expiring as of the 2004 Annual Meeting of Stockholders. As United Therapeutics’ By-Laws require that the three classes of directors be balanced, Christopher Causey, a Class I director elected by the stockholders at the 2003 Annual Meeting for a term expiring in 2006, has been nominated for election as a Class II director at the 2004 Annual Meeting. Upon his election as a Class II director, Christopher Causey will resign as a Class I director. If Mr. Causey is not elected as a Class II director at the 2004 Annual Meeting, he will continue to serve as a Class I director.

     Proxies may not be voted for a greater number of persons than the number of nominees named. Proxies representing shares held as of the Record Date which are returned duly executed will be voted, unless otherwise specified, in favor of these two nominees for the Board. Both of the nominees are currently directors of United Therapeutics.

     Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the two persons named as nominees. If the proxy card is signed and returned without any direction given, shares of stock represented by the proxy will be voted FOR the election of the two nominees named on the proxy card. Each of the nominees has consented to be named herein and to continue to serve on the Board of Directors if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead such other person as the Board’s Nominating and Governance Committee may recommend to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES AS CLASS II DIRECTORS OF UNITED THERAPEUTICS.

     The following table presents information concerning persons nominated for election as directors of United Therapeutics and for those directors whose terms of office will continue after the meeting, including their current membership on committees of the Board of Directors, principal occupations or affiliations during at least the last five years and certain other directorships held. For additional information concerning the nominees for directors, including stock ownership and compensation, see DIRECTOR COMPENSATION, BENEFICIAL OWNERSHIP OF COMMON STOCK and EXECUTIVE COMPENSATION below.

Nominees for Election as a Director for Terms Expiring in 2007:

Christopher Causey, M.B.A. Age 41	Chairman, Compensation Committee Member, Audit Committee

Mr. Causey has served as the Principal of Causey Consortium, a professional services organization providing strategic planning and marketing advice to the healthcare industry since 2002. Previously, Mr. Causey served as a senior marketing officer in a variety of health care and technology companies. From 2001 to 2002, Mr. Causey served as the Chief Marketing Officer for Definity Health Incorporated. From 1999 to 2001, Mr. Causey served as the Vice President for Marketing for DirectAg.com Incorporated. From 1997 to 1999, Mr. Causey served as the Vice President for Marketing for Allina Health System Incorporated. Prior to 1997, Mr. Causey served as the Director of Marketing and Account Management for Blue Cross and Blue Shield of Minnesota. Mr. Causey was elected a United Therapeutics director at the 2003 Annual Meeting of Stockholders.

R. Paul Gray Age 40	Chairman, Audit Committee
In 2002, Mr. Gray founded Core Concepts, LLC, a strategic and financial consulting firm. Since 2001, Mr. Gray has been serving as Director and acting Chief Financial Officer of Power[3] Medical Products, Inc., a publicly traded company. Since 2003, Mr. Gray has also served as a director of Vertica Software, Inc., a publicly traded company. From 1999 to 2001, Mr. Gray served as a Director and Chief Financial Officer of Millennium Health Communications, Inc., a start-up high technology company whose select intellectual properties were purchased and are now owned by Power[3] Medical Products, Inc. In 2001 and until May 2002, Mr. Gray also served as a Director and Chief Financial Officer of Reli-Communications, Inc., which operated telecommunications properties. Reli-Communications filed for bankruptcy protection in 2002 subsequent to Mr. Gray’s departure. From 1985 to 1999, Mr. Gray practiced as a Certified Public Accountant at Ernst & Young LLP, KPMG LLP and Beers & Cutler LLP. Mr. Gray was appointed by the United Therapeutics Board of Directors on February 27, 2003 to fill a vacancy and the Board of Directors has determined that he is an audit committee financial expert as defined under the rules and regulations of the Securities and Exchange Commission and meets the financial sophistication requirement of the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”).

Directors Continuing in Office:

Raymond Kurzweil Age 56	Mr. Kurzweil is an inventor, entrepreneur and author, and has created several important technologies in the artificial intelligence field. He has received the National Medal of Technology, the MIT-Lemelson Prize, eleven honorary doctorates and honors from three U.S. Presidents. Mr. Kurzweil was selected as a 2002 inductee into the National Inventors Hall of Fame. Since 1998, Mr. Kurzweil has served as the Chief Executive Officer of Medical Learning Company, a joint venture with the American Board of Family Practice that provides professional quality instructional material to physicians. He also serves as a member of the board of directors of Inforte Corp., a publicly traded technology consulting company. Mr. Kurzweil has served as a United Therapeutics director since 2002 and his term expires in 2006.

Martine A. Rothblatt, Ph.D., J.D., M.B.A. Age 49	Dr. Rothblatt started United Therapeutics in 1996 and has served as Chairman and Chief Executive Officer since its inception. Dr. Rothblatt previously launched and ran several satellite communications companies. Dr. Rothblatt is President of the William Harvey Medical Research Foundation and past-Chairman of the Law and Medicine Committee of the International Bar Association. She has served as a United Therapeutics director since 1996. Her term expires in 2006.

Louis W. Sullivan, M.D. Age 70	Member, Compensation Committee Member, Nominating and Governance Committee

Dr. Sullivan currently serves as a Director of Brystol-Meyers Squibb Company, 3M Corporation, Georgia-Pacific Corporation, CIGNA Corporation, Equifax, Inc., Henry Schein, Inc. and BioSante Pharmaceuticals, Inc. Dr. Sullivan was the founding President of Morehouse School of Medicine from 1981 to 1989 and 1993 to 2002, and Dr. Sullivan is now President Emeritus of Morehouse School of Medicine. Dr. Sullivan also serves as a founder and Chairman of Medical Education for South African Blacks, Inc., a member of the National Executive Council for the Boy Scouts of America and a member of the Board of Trustees of the Little League of America. Dr. Sullivan served as Secretary of the United States Department of Health and Human Services from 1989 to 1993. He has served as a United Therapeutics director since 2002 and his term expires in 2006.

Raymond Dwek, F.R.S Age 62	Member, Compensation Committee Member, Nominating and Governance Committee

Professor Dwek currently serves as Director of the Glycobiology Institute, Professor of Biochemistry, and Head of the Department of Biochemistry at the University of Oxford. Professor Dwek has been serving in various positions at the University of Oxford since 1966. In 1988, Professor Dwek was the scientific founder of Oxford GlycoSciences PLC, which was publicly traded on the London Stock Exchange and he served as a member of its Board of Directors until its sale in 2003. Professor Dwek and his team at Oxford University are the discoverers of United Therapeutics’ glycobiology platform. He has served as a United Therapeutics director since 2002 and his term expires in 2005.

Roger Jeffs, Ph.D. Age 42	Dr. Jeffs joined United Therapeutics in September 1998 as Director of Research, Development and Medical. Dr. Jeffs was promoted to Vice President of Research, Development and Medical in July 2000, and to President and Chief Operating Officer in January 2001. Prior to 1998, Dr. Jeffs worked at Amgen, Inc. as Manager of Clinical Affairs and Associate Director of Clinical Research from 1995 to 1998. Prior to Amgen, Dr. Jeffs worked in the clinical research group of Burroughs Welcome Co. He has served as a United Therapeutics director since 2002 and his term expires in 2005.

Christopher Patusky,	Chairman, Nominating and Governance Committee
J.D., M.G.A Age 40
Professor Patusky was appointed by the United Therapeutics Board of Directors to serve as a Class III director effective October 24, 2002. Since January 2002, Professor Patusky has served as Deputy Director, Chief Operating Officer and a member of the faculty of the University of Pennsylvania’s Fels Institute of Government. From 1995 to 2001, Professor Patusky practiced law as a principal in the law firm, Mahon Patusky Rothblatt & Fisher, Chartered. He has served as a United Therapeutics director since 2002 and his term expires in 2005.

Director Independence

     The Board of Directors has determined that (i) both Director nominees are “independent” in accordance with Rule 4200(a)(15) of the NASDAQ listing standards, and that (ii) Professors Dwek and Patusky and Dr. Sullivan, who are not standing for election at the 2004 Annual Meeting, are “independent” under Rule 4200(a)(15) of the NASDAQ listing standards.

Board Committees

     The Board of Directors has established a Nominating and Governance Committee, a Compensation Committee and an Audit Committee. The Board of Directors has determined that all members of these committees meet the definition of “independence” set forth in Rule 4200(a)(15) of the NASDAQ listing standards. In addition, the Board has determined that the Audit Committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

Nominating and Governance Committee

     Members: Christopher Patusky, J.D., M.G.A (Chair), Raymond Dwek, F.R.S., and Louis W. Sullivan, M.D.

     The Nominating and Governance Committee of the Board of Directors held two meetings during 2003. The Charter for the Nominating and Governance Committee may be accessed electronically in the “Corporate Governance” section of the “About” page of our website located at www.unither.com or by writing to us at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Nominating and Governance Committee’s responsibilities include: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of United Therapeutics and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the stockholders at the Annual Meeting of Stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by stockholders for election to the Board and stockholder proposals submitted for inclusion in United Therapeutics’ proxy materials; (e) developing plans regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) reviewing management succession plans; (i) developing, evaluating, recommending to the Board and monitoring all matters with respect to governance of United Therapeutics; (j) monitoring compliance by United Therapeutics with its legal and regulatory obligations; (k) serving as the Qualified Legal Compliance Committee within the meaning of §307 of the Sarbanes-Oxley Act of 2002; (l) conducting certain independent investigations into allegations of material violations; and (m) such other functions as the Board may from time to time assign to the Nominating and Governance Committee. The Nominating and Governance Committee will consider stockholder recommendations for director. The procedure for nominating a director at the 2005 Annual Meeting of Stockholders is described under DIRECTOR NOMINATIONS below.

Compensation Committee

     Members: Christopher Causey, M.B.A. (Chair), Raymond Dwek, F.R.S., and Louis W. Sullivan, M.D.

     The Compensation Committee of the Board of Directors held six meetings during 2003. The Charter for the Compensation Committee may be accessed electronically in the “Corporate Governance” section of the “About” page of our website located at www.unither.com or by writing to us at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Compensation Committee’s responsibilities include (a)

assisting the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and United Therapeutics; (b) discharging the Board’s responsibilities relating to compensation of United Therapeutics’ executive officers; (c) evaluating United Therapeutics’ Chief Executive Officer and setting her remuneration package; (d) preparing an annual report on executive compensation for inclusion in United Therapeutics’ annual proxy statement; (e) making recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (f) performing such other functions as the Board may from time to time assign to the Compensation Committee.

Audit Committee

Members:	R. Paul Gray (Chair), Christopher Causey, M.B.A., and Henry Beecher Hicks, III, M.B.A (term expiring as of the 2004 Annual Meeting).

     The Audit Committee of the Board of Directors held eight meetings during 2003. The Charter for the Audit Committee may be accessed electronically in the “Corporate Governance” section of the “About” page of our website located at www.unither.com or by writing to us at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Audit Committee’s responsibilities include: (a) assisting the Board in its oversight responsibilities regarding the integrity of United Therapeutics’ financial statements and the independent auditors’ qualifications and independence; (b) preparing the report required by the United States Securities and Exchange Commission for inclusion in United Therapeutics’ annual proxy statement; (c) retaining and terminating United Therapeutics’ independent auditors; (d) approving in advance all audit and non-audit services to be performed by the independent auditors; (e) approving related party transactions; and (f) performing such other functions as the Board may from time to time assign to the Committee. United Therapeutics’ Board of Directors has determined that Mr. Gray, the Audit Committee Chairman, is an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission and meets the financial sophistication requirements of the NASDAQ listing standards.

Attendance at Board Meetings

     In addition to Board committee meetings, the Board of Directors held six meetings during 2003. All directors attended seventy-five percent or more of all Board meetings and committee meetings on which each director served in 2003. United Therapeutics does not have a formal policy regarding directors’ attendance at annual stockholders meetings. Although United Therapeutics’ Board of Directors encourages all Board members to attend such meetings, such attendance is not mandatory. Nine of the Board members attended the 2003 Annual Meeting of Stockholders.

Director Compensation

     Each director who is not an employee of United Therapeutics receives an annual fee of $10,600. Non-employee directors who also serve on Board committees receive the following additional annual fees: Audit Committee Chairman — $9,000; Audit Committee Members — $4,500; Compensation Committee Chairman — $6,000; Compensation Committee Members — $3,000; Nominating and Governance Committee Chairman — $6,000; Nominating and Governance Committee Members — $3,000. These payments are contingent on these directors attending at least 75% of the Board and Board committee meetings. Each non-employee director is also eligible to receive options under United Therapeutics’ Amended and Restated Equity Incentive Plan. On the day of each Annual Meeting of Stockholders, each eligible director receives options to purchase 9,500 shares of United Therapeutics’ common stock and options to purchase an additional 1,250 to 2,500 shares of stock for service as a member or chairman of a Board committee. All option grants to directors are granted at the closing price of United Therapeutics’ common stock as reported on the NASDAQ Stock Market on the date of the Annual Meeting. These options will fully vest only if the director attended at least 75% of the Board and his or her Board committee meetings from the time of grant until the next annual meeting of stockholders. United Therapeutics reimburses each member of its Board of Directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Stockholder Communications with Directors

     United Therapeutics does not have a process for stockholders to send communications directly to the Board, believing that such communications can lead to an inefficient and counterproductive expenditure of Board effort. Instead, stockholders are encouraged to address any communications with directors to our Secretary by overnight mail, acceptance signature required, at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Secretary will process and direct the communication to the appropriate director, officer or employee at United Therapeutics for response. Stockholders will receive a written acknowledgement from the Secretary upon receipt of his or her written communication. Stockholders may report concerns anonymously or confidentially.

Beneficial Ownership of Common Stock

     The following table sets forth certain information as of March 30, 2004 (unless otherwise specified) with respect to the beneficial ownership of United Therapeutics’ common stock by each person who United Therapeutics knows owns more than 5% of the outstanding shares of its common stock, each director and nominee, each of its named executive officers (which includes its Chief Executive Officer and the four most highly compensated executive officers in 2003) and all of its directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is United Therapeutics’ address.

	Number of Shares	Percentage of
	of Common Stock	Outstanding
Name	Beneficially Owned (1)	Shares
Franklin Resources, Inc. (2)	2,023,406	9.47%
One Franklin Parkway San Mateo, CA 94403
Martine A. Rothblatt, Ph.D., J.D., M.B.A. (3)	1,769,619	7.98%
Barclays Global Investors, NA (2)	1,272,372	5.96%
45 Fremont Street San Francisco, CA 94105
Brookside Capital Partners Fund, L.P (2)	1,090,800	5.11%
111 Huntington Avenue Boston, MA 02199
RCM Capital Management, LLC (2) (4)	1,085,265	5.08%
Four Embarcadero Center San Francisco, CA 94111
Roger Jeffs, Ph.D. (5)	336,070	1.55%
Ricardo Balda (6)	176,839	*
Fred T. Hadeed, (7)	133,406	*
Paul Mahon, J.D. (8)	110,765	*
Raymond Kurzweil (9)	33,750	*
Raymond Dwek, F.R.S. (10)	27,689	*
Christopher Patusky, J.D. (11)	23,516	*
H. Beecher Hicks, M.B.A. (12)	19,700	*
Louis W. Sullivan, M.D. (13)	10,454	*
R. Paul Gray (14)	5,000	*
Christopher Causey	1,200	*
All directors and executive officers as a group (12 persons) (15)		11.57%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes ownership of those shares over which the person has sole or shared voting or investment power. Beneficial ownership also includes ownership of shares of stock subject to rights, options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days after March 30, 2004. Except where indicated, to the knowledge of United Therapeutics, all persons listed have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)	Beneficial ownership information obtained from a Schedule 13G filed by the named beneficial holder in January or February 2004. This information is as of the Schedule 13G filing date.

(3)	Includes 271,173 shares held by her spouse. Also includes currently exercisable options to purchase 820,783 shares held by Dr. Rothblatt and currently exercisable options to purchase 1,468 shares held by her spouse. Dr. Rothblatt disclaims beneficial ownership of all shares and options held by her spouse.

(4)	According to the Schedule 13G filed on February 10, 2004, the names of the reporting persons filing include RCM Capital Management LLC and RCM US Holdings LLC, both located at Four Embarcadero Center, San Francisco, California 94111, as well as Dresdner Bank AG located at Jurgen-Ponto-Platz 1, 60301 Frankfurt,

Germany.

(5)	Includes options to purchase 322,058 shares.

(6)	Includes options to purchase 39,200 shares.

(7)	Includes options to purchase 132,406 shares.

(8)	Includes options to purchase 98,765 shares.

(9)	Includes options to purchase 33,750 shares.

(10)	Includes options to purchase 27,689 shares.

(11)	Includes options to purchase 17,666 shares.

(12)	Includes options to purchase 19,600 shares.

(13)	Includes options to purchase 8,854 shares.

(14)	Includes options to purchase 5,000 shares.

(15)	Includes options to purchase 1,527,239 shares.

Executive Compensation

     The table below sets forth certain summary information concerning the compensation awarded to or earned by United Therapeutics’ Chief Executive Officer and the four most highly compensated executive officers whose salary and bonus exceeded $100,000 during the year ended December 31, 2003 (the “named executive officers”).

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Awards
						Securities
				Other Annual		Underlying
Name And Principal Position in 2003	Year	Salary	Bonus	Compensation		Options (#)
Martine A. Rothblatt	2003	$600,000	$—	$—		56,274
Chairman and Chief Executive	2002	490,562	317,522	—		97,226
Officer	2001	296,275	12,641	—		7,200
Roger Jeffs	2003	500,000	200,000	565,762	(1)	99,272
President and Chief Operating	2002	288,803	227,067	—		127,600
Officer	2001	250,060	9,232	—		130,000
Paul A. Mahon	2003	400,000	150,000	—		72,596
Executive Vice President,	2002	300,000	125,281	—		4,800
Strategic Planning, General	2001	162,500	8,779	—		121,600
Counsel and Secretary
Fred T. Hadeed	2003	400,000	150,000	—		72,317
Executive Vice President for	2002	264,692	120,772	—		46,080
Business Development and	2001	199,880	8,697	—		54,000
Chief Financial Officer
David Walsh (2)	2003	226,800	56,083	—		32,115
Executive Vice President and	2002	210,004	54,222	—		31,793
Chief Operating Officer for	2001	175,335	7,080	22,771	(3)	3,500
Production

(1)	Of the amount shown, approximately $561,000 related to the exercise of stock options and sale of common stock.

(2)	Dr. Walsh ceased to be an executive officer in February 2003.

(3)	The amount shown related to temporary living expenses prior to Dr. Walsh’s permanent relocation.

Stock Option Grants and Exercises

     The following tables show for the year ended December 31, 2003 certain information regarding options granted to, and held at year-end by, the named executive officers. Each of the options listed in the table below was granted pursuant to United Therapeutics’ Amended and Restated Equity Incentive Plan. The percentages shown in the first table are based on an aggregate of 765,236 options granted to employees in 2003, including the named executive officers. Options were granted at the closing price for United Therapeutics’ common stock as reported on the NASDAQ National Market on the date of grant.

	Option Grants in Last Fiscal Year
	Individual Grants
					Potential Realizable Value at
		% of Total Options Granted to			Assumed Annual Rates of
	Number of Securities				Stock Price Appreciation
			Exercise		for Option Term
	Underlying Options	Employees in	Price Per	Expiration
Name	Granted(#)	Fiscal Year	Share	Date	5%	10%
Martine A. Rothblatt	56,274	7.35%	$22.95	12/13	$812,210	$2,058,300
Roger Jeffs	57,672	7.54	17.10	1/13	620,210	1,571,735
	41,600	5.44	22.95	12/13	600,418	1,521,578
Paul A. Mahon	41,396	5.41	17.10	1/13	445,177	1,128,165
	31,200	4.08	22.95	12/13	450,314	1,141,183
Fred T. Hadeed	41,117	5.37	17.10	1/13	442,176	1,120,561
	31,200	4.08	22.95	12/13	450,314	1,141,183
David Walsh	13,642	1.78	17.10	1/13	146,707	371,785
	12,793	1.67	21.86	6/13	175,874	445,698
	5,680	0.74	20.51	12/13	73,264	185,666

     Amounts reported in the potential realizable value column above are hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, calculated by assuming that the stock price on the date of grant as determined by the Board’s Compensation Committee appreciates at the indicated annual rate compounded annually for the entire term of the option (10 years). The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent United Therapeutics’ estimate or projection of the future common stock price.

     The following table presents information regarding the exercise of stock options during the year ended December 31, 2003 by the named executive officers and the value of unexercised in-the-money options at December 31, 2003. The value of unexercised in-the-money options is based on the closing bid price of $23.00 for United Therapeutics’ common stock on December 31, 2003, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option. Options are in-the-money at December 31, 2003, if the fair market value of the underlying securities on that date exceeded the exercise price of the option.

Aggregated Option Exercise
And
Fiscal Year-End Option Values

			Number Of
	Shares		Securities Underlying		Value Of Unexercised
	Acquired on	Value	Unexercised Options at		In-The-Money Options at
	Exercise (#)	Realized ($)	December 31, 2003(#)		December 31, 2003($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Martine A. Rothblatt	—	$—	893,669	—	$1,427,781	$—
Roger Jeffs	34,999	561,649	296,334	190,172	2,551,596	811,870
Paul A. Mahon	—	—	84,132	164,630	697,191	850,596
Fred T. Hadeed	—	—	95,700	136,617	776,376	538,970
David Walsh	—	—	71,660	49,115	427,601	206,188

Executive Officer Employment Agreements

     In April 1999, United Therapeutics entered into an Executive Employment Agreement with Martine A. Rothblatt, its Chief Executive Officer. The employment agreement provided for an initial five-year term and automatically renewed for successive one-year periods after each year. Either party may terminate the agreement prior to an annual renewal, which would result in a four-year remaining term. Dr. Rothblatt is entitled to bonuses for each year of the initial term of the agreement in the form of stock options, in addition to other discretionary bonuses that may be awarded by the Board of Directors. As amended in December 2000, the agreement provides that Dr. Rothblatt will receive an option to purchase that number of shares of common stock that is equal to one-eighteenth of one percent of the increase in United Therapeutics’ market capitalization from its average in December each year (commencing December 2000). Prior to their granting, the Compensation Committee of the Board may reduce the number of shares covered by these options. These options will be awarded pursuant to the Amended and Restated Equity Incentive Plan and will be fully exercisable on the date of grant. The options will have an exercise price equal to or exceeding the fair market value of a share of United Therapeutics’ common stock on the date of grant. The options are exercisable over five years if Dr. Rothblatt is a 10% or greater stockholder on the date of grant, or 10 years otherwise. The maximum number of shares reserved for such grants is 7,939,517.

     If Dr. Rothblatt’s employment is terminated due to her death or disability, United Therapeutics will continue to pay to Dr. Rothblatt or her estate her current base salary through the end of the calendar year following such death or disability, and if her employment is terminated for disability, United Therapeutics will pay for continued benefits under its short-term and long-term disability insurance programs. If Dr. Rothblatt’s employment is terminated by United Therapeutics other than for cause, or if Dr. Rothblatt terminates her employment for good reason, as these terms are defined in the agreement, including circumstances involving a change in control of United Therapeutics, she will be entitled to a lump sum cash payment equal to the sum of:

•	Her current base salary plus any bonus and incentive payments which have been earned through the date of termination;

•	The greater of her bonus and incentive payments for the prior year or the average of such payments for the prior two years, on a prorated basis for the year of termination;

•	Three times the sum of her highest annual base salary for the preceding twelve months and the greater of her previous year’s bonus and incentive payment or the average of those payments for the previous two years; and

•	The difference between the fair market price and the exercise price of any non-vested options held by Dr. Rothblatt.

     In addition, Dr. Rothblatt will receive certain employee and retirement benefits. The agreement prohibits Dr. Rothblatt from engaging in activities competitive with United Therapeutics for five years following termination of her employment.

     United Therapeutics has entered into employment agreements with each of Dr. Jeffs and Messrs. Hadeed and Mahon. The term of Dr. Jeffs’ agreement ends in December 2005 and provides for an annual base salary of at least $250,000. The term of Mr. Hadeed’s agreement ends in January 2006 and provides for an annual base salary of at least $140,000. The term of Mr. Mahon’s agreement ends in June 2006 and provides for an annual base salary of at least $300,000. Each of the agreements with Dr. Jeffs and Messrs. Hadeed and Mahon also provides for an automatic annual renewal unless either party terminates with prior notice, ranging from thirty days to six months, to the other party. In addition, each of the agreements with Dr. Jeffs and Messrs. Hadeed and Mahon provides that if the executive is terminated by United Therapeutics other than for cause as such term is defined or as a result of a transfer of control of United Therapeutics, or if the executive terminates the agreement because his authority and responsibilities are materially diminished without cause, then upon the occurrence of any such event, the executive is entitled to payment of the greater of his base salary through the remaining term of the agreement or an amount equal to two years of his then-current salary, and any unvested options would immediately become vested. Each of these agreements prohibits Dr. Jeffs and Messrs. Hadeed and Mahon from accepting employment, consultancy or other business relationships with an entity that directly competes with United Therapeutics for a period of twelve months following his last receipt of compensation from United Therapeutics.

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The current members of the Compensation Committee are Mr. Causey, its chairman, Professor Dwek and Dr. Sullivan. The Compensation Committee has responsibility for developing and implementing United Therapeutics’ compensation policy for senior management including the Chief Executive Officer. United Therapeutics’ Amended and Restated Equity Incentive Plan is also administered by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of United Therapeutics’ executive officers are reviewed by the full Board, except for decisions concerning grants under the Amended and Restated Equity Incentive Plan.

Compensation Philosophy

     United Therapeutics’ overall compensation policy is to 1) offer competitive salaries, incentive compensation and benefits consistent with attracting and retaining qualified and experienced employees, and 2) strongly align such compensation with the achievement of specific annual and long-term performance objectives and, more generally, with stockholder interests. With respect to key executives, particular attention is paid to preserving the continued employment of top performers to ensure that United Therapeutics’ most important objectives are achieved in as effective and timely a fashion as possible. The Compensation Committee believes that such an approach is critical to promoting stockholder interests in a relatively small and rapidly growing company. The Compensation Committee also places heavy emphasis on pay for performance and believes that substantial portions of total compensation should be at risk. Likewise, outstanding performance should lead to substantial increases in compensation.

     In addition to base salary, compensation may include discretionary cash bonuses and stock option awards. It is the intention of the Compensation Committee to use salary and cash bonuses as compensation for current and past performance, while using stock options to provide incentives for long term performance.

     In establishing the level of compensation for key executives, the Compensation Committee considers many factors, including the executive’s performance, contribution to the advancement of corporate objectives, impact on financial results, development of the management team, strategic accomplishments, and the competitiveness and fairness of the compensation. The amount of the base salary, discretionary cash bonus and long term incentive compensation for each such executive is determined by the Compensation Committee (as appropriate and in accordance with any employment agreements) using the factors set forth above and, with respect to executives other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

     While the Compensation Committee considers these individual and United Therapeutics’ performance factors and recommendations in making individual compensation decisions, the Compensation Committee also consults with executive compensation specialists and executive recruiters, reviews relevant proxy materials and industry compensation surveys, and applies its own business judgment in making final compensation determinations.

Discretionary Cash and Option Bonuses

     United Therapeutics has adopted a semiannual Milestone Incentive Bonus Plan which is administered by the Compensation Committee. This Milestone Incentive Bonus Plan provides each full-time employee, other than certain key executives, with the opportunity to receive (i) a percentage, which varies with the employee’s level of responsibility, of their base salary for each company-wide milestone achieved in cash and in stock options under United Therapeutics’ Amended and Restated Equity Incentive Plan, and (ii) an additional cash bonus based upon the employee’s individual performance. The Milestone Incentive Bonus Plan is designed to compensate United Therapeutics’ employees for the company’s success in reaching certain important corporate performance milestones and to aid United Therapeutics in attracting, retaining and motivating personnel required for United Therapeutics’ continued growth. For executive officers of United Therapeutics, discretionary cash bonuses are determined based upon performance criteria unique to each individual.

Long Term Incentive Compensation Through Stock Options

     Equity based incentives in the form of stock options are designed to motivate employees over the long term and to align the interests of management and stockholders. Such compensation is awarded based upon a subjective evaluation of individual performance and the overall performance of United Therapeutics. United Therapeutics provides such equity incentives through stock options administered by the Compensation Committee. In 2003, 765,236 options were granted to employees with a weighted-average exercise price of $20.90 per share. All such options were granted at the fair market value of United Therapeutics’ common stock on the date of each grant. Options granted generally vest over a three-year term from the grant date.

     Additionally, a new stock option program was created in 2003 to recognize and provide incentives to mid-level management across United Therapeutics. Under this new program, at the end of each calendar year, United Therapeutics executive officers nominate key senior managers to receive a percentage of a dedicated pool of 100,000 stock options, based upon their performance and importance to the company. In 2003, nineteen managers each received individual grants ranging from 2,500 to 12,500 options.

Chief Executive Officer Compensation

     In determining Dr. Rothblatt’s 2003 compensation, the Compensation Committee considered her overall performance and leadership, the compensation of other chief executives in United Therapeutics’ industry and the performance of United Therapeutics’ share price compared to industry indices.

     During 2003, United Therapeutics grew its consolidated revenues by approximately 77% compared to 2002 and reduced its annual loss by approximately 58%. These achievements contributed importantly to United Therapeutics’ growth prospects and resulted in excellent share price performance during 2003. For additional information concerning the United Therapeutics’ share price performance, see STOCK PRICE PERFORMANCE below.

     In recognition of Dr. Rothblatt’s 1) longstanding leadership, determination and perseverance, 2) outstanding efforts to grow 2003 revenues, 3) excellent work in educating and informing investors of United Therapeutics’ improved prospects, and 4) her other accomplishments benefiting United Therapeutics and its stockholders, the Compensation Committee awarded Dr. Rothblatt a salary increase effective January 1, 2004 of $50,000 bringing her total 2004 salary compensation to $650,000 and also awarded her a 2003 year-end cash bonus of $240,000. Dr. Rothblatt declined acceptance of both the salary increase and bonus.

     Long term incentive compensation for the Chief Executive Officer, if any, is based upon increases in United Therapeutics’ market capitalization and is determined in accordance with the annual stock option grant calculation provided in her employment agreement and included in the Amended and Restated Equity Incentive Plan. Prior to granting, the Compensation Committee of the Board may reduce the number of shares covered by these options. In 2003, Dr. Rothblatt was awarded options to purchase 56,274 shares of common stock.

401(k) Plan

     United Therapeutics maintains a defined contribution plan (the “401(k) Plan”) which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended. All employees of United Therapeutics are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Code Sections 401(k), 404 and 415 (i.e., $12,000 in 2003 or $14,000 for eligible participants that are 50 or older). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account. Beginning in 2004, United Therapeutics will make matching contributions equal to twenty percent of the participant’s contributions for employees who have completed six months of employment, with such matching contributions vesting 33 1/3% per year based on years of service with United Therapeutics, not the amount of time an employee has participated in the plan. Therefore, once an employee completes three years of service, his or her account is fully vested.

Compensation Deductibility Policy

     Under Section 162(m) of the Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the Chief Executive Officer and the four other most highly paid executive officers. However, compensation from options granted under United Therapeutics’ Equity Incentive Plan with exercise prices of no less than 100 percent of the fair market value on the date of grant and in an amount not exceeding one million shares for each such executive officer may be excluded from the above limitation. The Compensation Committee has not adopted a policy with respect to the application of Section 162(m) of the Code as to annual cash compensation exceeding $1 million.

Members of the Compensation Committee Christopher Causey (Chair) Raymond Dwek, F.R.S. Louis Sullivan, M.D.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     No member of United Therapeutics’ Compensation Committee is an officer or employee of United Therapeutics or any of its subsidiaries and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of United Therapeutics.

Stock Option Repricing

     In November 2001, the Compensation Committee of the Board of Directors approved a plan to allow employees, including all executive officers except for the Chief Executive Officer, to voluntarily permit up to one-third of their outstanding options to be canceled. The plan was approved because many of the options which had been previously granted had exercise prices that were significantly higher than the then-current market price of United Therapeutics’ common stock and did not provide meaningful stock-based incentive compensation to those employees. In exchange for each canceled option, United Therapeutics granted a new option in May 2002. No guarantees or other promises of remuneration were made to the employees, including executive officers, who agreed to participate.

     In the following table, information regarding all repricings of options held by any executive officer since June 17, 1999, the date United Therapeutics became a reporting company under the Securities Exchange Act of 1934, is presented.

Ten Year Option Repricings

		Number of				Length of
		Securities				Original Option
		Underlying	Market Price	Exercise Price		Term Remaining
		Options	at Time of	At Time of	New Exercise	at Date of
Name	Date	Repriced (#)	Repricing	Repricing	Price	Repricing (Years)
Roger Jeffs	5/10/02	10,000	$12.69	$57.13	$12.69	7.9
President & Chief	5/10/02	12,000	12.69	41.56	12.69	7.9
Operating Officer	5/10/02	100,000	12.69	65.06	12.69	8.0
	5/10/02	1,200	12.69	84.88	12.69	8.1
Fred T. Hadeed	5/10/02	9,720	12.69	46.00	12.69	7.7
Executive Vice President	5/10/02	10,000	12.69	63.25	12.69	7.7
for Business Development	5/10/02	10,000	12.69	57.13	12.69	7.9
and Chief Financial Officer	5/10/02	12,000	12.69	41.56	12.69	7.9
	5/10/02	840	12.69	84.88	12.69	8.1
David Walsh	5/10/02	17,533	12.69	46.00	12.69	7.7
Executive VP and Chief	5/10/02	10,000	12.69	57.13	12.69	7.9
Operating Officer for Production	5/10/02	900	12.69	84.88	12.69	8.1

Report of the Audit Committee

     The Audit Committee oversees United Therapeutics’ financial reporting process and monitors compliance with its Code of Ethics and Business Conduct on behalf of the Board of Directors. We are all independent directors under the listing standards of NASDAQ and the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter, which we review annually and which was adopted by United Therapeutics’ Board of Directors. We have amended our charter to be consistent with the provisions of the Sarbanes-Oxley Act of 2002, as well as the new corporate governance rules issued by the Securities and Exchange Commission and NASDAQ, as they relate to audit committee requirements.

     We have met and held discussions with management and United Therapeutics’ independent auditors. Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls and disclosure controls and procedures. The audit committee is directly responsible for the appointment, compensation, retention, oversight and termination of United Therapeutics’ independent auditors. In September 2003, in conjunction with the annual assessment of the independent auditors by the Audit Committee, Ernst & Young LLP was selected to replace KPMG LLP as the independent auditors. Ernst & Young LLP is responsible for expressing an opinion on the conformity of United Therapeutics’ financial statements with generally accepted accounting principles. The Audit Committee does not prepare financial statements or conduct audits.

     In conjunction with the December 31, 2003 audited consolidated financial statements, we have:

•	reviewed and discussed United Therapeutics’ 2003 consolidated financial statements with United Therapeutics’ management and Ernst & Young LLP, including discussions about critical accounting policies, other financial accounting and reporting principles and practices appropriate for United Therapeutics, and the reasonableness of significant judgments;

•	discussed with Ernst & Young LLP the overall scope of and plans for its audits and reviews. The Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss United Therapeutics’ financial reporting processes and internal accounting controls. We have reviewed all important audit findings prepared by Ernst & Young LLP;

•	discussed with Ernst & Young LLP matters that are required to be discussed by generally accepted auditing standards, including those standards set forth in Statement on Auditing Standards No. 61, Communications with Audit Committees. Ernst & Young LLP also provided to the Audit Committee the written disclosures regarding its independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We also discussed with Ernst & Young LLP any relationships that may have an impact on their objectivity and independence and satisfied ourselves as to Ernst & Young LLP’s independence. We also reviewed and pre-approved the scope and fees for all audit and other services performed by Ernst & Young LLP for United Therapeutics; and

•	met and reviewed with members of senior management and Ernst & Young LLP the certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission relating to these certifications and the overall certification process.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that United Therapeutics’ audited consolidated financial statements for 2003 be included in United Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

R. Paul Gray (Chair)
Christopher Causey
H. Beecher Hicks, III

Stock Performance

     The following table and graph set forth United Therapeutics’ total cumulative stockholder return as compared to the cumulative returns of the NASDAQ US Stock Market Index and the NASDAQ Pharmaceutical Stocks Index. Total stockholder return assumes $100.00 invested at the beginning of the period in the common stock of United Therapeutics, the stocks represented in the NASDAQ US Stock Market Index and the stocks represented in the NASDAQ Pharmaceutical Stocks Index, respectively. Total return assumes reinvestment of dividends, although United Therapeutics has paid no dividends on its common stock. The information on the graph covers the period from June 17, 1999 (the date United Therapeutics’ common stock began trading pursuant to United Therapeutics’ initial public offering) through December 31, 2003. Historical stock price information shown on the graph below should not be relied upon as indicative of future stock price performance.

COMPARISON OF THE 54-MONTH CUMULATIVE TOTAL RETURN

AMONG UNITED THERAPEUTICS CORPORATION,
THE NASDAQ US STOCK MARKET INDEX, AND
THE NASDAQ PHARMACEUTICAL STOCKS INDEX

	6/17/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
United Therapeutics Corporation	$100.00	$377.42	$121.02	$85.41	$137.02	$188.30
NASDAQ US Stock Market Index	$100.00	$160.18	$96.61	$76.68	$53.01	$79.26
NASDAQ Pharmaceutical Stocks Index	$100.00	$176.53	$220.20	$187.67	$121.27	$177.73

Certain Relationships and Related Transactions

Marketing and Consulting Agreements

     In February 2003, United Therapeutics entered into an agreement for the development, hosting and maintenance of its Remodulin.com website with a company controlled by Raymond Kurzweil who is one of four non-independent directors on United Therapeutics’ ten-person Board of Directors. Pursuant to this Agreement, United Therapeutics will pay the company $29,000 and a continuing payment of $1,250 per month for posting new information and maintenance of the website. In 2003, United Therapeutics incurred approximately $29,000 under this agreement. The Audit Committee of the Board of Directors approved this transaction.

     In September 2002, United Therapeutics entered into a technical services agreement with Kurzweil Technologies, Inc. (“KTI”), a company controlled by Raymond Kurzweil. Pursuant to this agreement, United Therapeutics will pay KTI up to $40,000 monthly for consulting fees and up to $1,000 monthly for reimbursement of expenses for certain telemedicine technology development services relating to Medicomp, Inc. In addition, United Therapeutics will pay KTI a five percent royalty on certain sales of products reasonably attributed to and dependent upon technology developed by KTI under the technical services agreement and which are covered by claims of an issued and unexpired United States patent(s). The agreement may be terminated by United Therapeutics upon 30 days advance notice to KTI and by KTI upon 180 days advance notice to United Therapeutics. In 2003, United Therapeutics incurred approximately $484,000 of fees and expenses related to this agreement, of which approximately $80,000 was payable to KTI at December 31, 2003. The Audit Committee of the Board of Directors approved this transaction.

     In 2001, United Therapeutics entered into a marketing agreement with a company affiliated with Raymond Kurzweil. The value of the agreement is up to $30,000 annually. United Therapeutics also entered into an agreement in 2001 with Raymond Kurzweil to provide strategic consulting services in the field of telemedicine. The value of the agreement is up to $10,000 annually. In 2002, United Therapeutics entered into another marketing agreement with a company affiliated with Raymond Kurzweil with a total value of $15,000. United Therapeutics paid a total of $30,000 under these agreements during the year ended December 31, 2003. The Audit Committee of the Board of Directors approved these transactions.

Receivable from Executive Officer

     In April 2002, United Therapeutics agreed to loan $1.3 million to Dr. Roger Jeffs, its President and Chief Operating Officer, to purchase his primary residence, two months before he was elected to the Board of Directors by United Therapeutics’ stockholders. The loan and accrued interest will be due at the end of five years or earlier, in part or in full, if Dr. Jeffs obtains a mortgage on the property, exercises and sells any United Therapeutics stock options, sells any United Therapeutics stock, or sells the property. Interest of 6.5 percent per year will accrue on the note. The loan is secured by the property and all United Therapeutics stock that Dr. Jeffs now owns or hereafter acquires. The Audit Committee and the Compensation Committee of the Board of Directors, as well as the full Board of Directors, approved this transaction. As of December 31, 2003, Dr. Jeffs had repaid approximately $303,000 of outstanding interest and principal on the note, and the note had an outstanding principal balance of approximately $1,137,000.

Research Agreement

     In 2000, United Therapeutics entered into a research agreement with University of Oxford and an agreement for consulting services with Isis Innovation Limited (formerly Oxford University Consulting) with respect to the development of United Therapeutics’ iminosugar platform. United Therapeutics paid approximately $589,000 during the year ended December 31, 2003 under these agreements. Under the research agreement, United Therapeutics is required to pay the University of Oxford a royalty equal to 1.5% percent of net sales of products arising from the research, less certain offsets. Professor Raymond Dwek, a director of United Therapeutics, also serves as Chairman of the Department of Biochemistry at the University of Oxford, a director of Isis Innovation Limited, and is a co-discoverer of United Therapeutics’ iminosugar drug platform and a co-principal investigator under the research agreement with University of Oxford. These agreements were entered into prior to the date that Professor Dwek became a director of United Therapeutics. The Board of Directors has determined that Professor Dwek is “independent” under Rule 4200(a)(15) of the NASDAQ listing standards.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires United Therapeutics’ directors, executive officers and 10% stockholders to file reports of ownership of equity securities of United Therapeutics with the Securities and Exchange Commission and to furnish copies of all such reports to United Therapeutics. To United Therapeutics’ knowledge, based solely on review of the copies of such reports furnished to it, United Therapeutics believes that for the fiscal year ended December 31, 2003, all such filing requirements were met, with the sole exception of Ricardo Balda, a director of United Therapeutics, who inadvertently failed to file a timely Form 4 relating to two stock option grants to purchase a total of 3,740 shares that were exempt from Section 16(b) of the Securities Exchange Act under Rule 16b-3.

Voting Procedures

     Shares can be voted only if the stockholder is present in person or by proxy. Whether or not a stockholder plans to attend in person, he or she is encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of United Therapeutics at 1110 Spring Street, Silver Spring, Maryland 20910, a written notice of revocation or a fully executed proxy bearing a later date, or by attending the meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions, “broker non-votes” (i.e., shares held by brokers or nominees that are represented at the meeting but with respect to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owers thereof or persons entitled to vote thereon) and proxies that are marked “without authority” with respect to the election of any one or more nominees for election as directors will be counted as present in determining whether the quorum requirement is satisfied.

     Directors are elected by a plurality of the affirmative votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares represented at the Annual Meeting but not voted for any reason have no impact on the election of directors. Cumulative voting is not permitted in the election of directors.

Independent Auditors

     Ernst & Young LLP has acted as United Therapeutics’ independent auditors since the Audit Committee of the Board of Directors engaged the firm in September 2003, succeeding KPMG LLP, and has been selected by the Audit Committee to act as such for 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

     On August 29, 2003, United Therapeutics dismissed KPMG LLP, and on September 8, 2003 engaged Ernst & Young LLP to serve as the United Therapeutics’ independent public accountants to audit its financial statements for the fiscal year ended December 31, 2003. The decision to dismiss KPMG LLP and engage Ernst & Young LLP was made by United Therapeutics’ Audit Committee. KPMG LLP’s audit reports on United Therapeutics’ consolidated financial statements as of and for each of the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles other than reference to a change in accounting principle in KPMG LLP’s report on United Therapeutics’ 2002 consolidated financial statements which included an explanatory paragraph which referred to United Therapeutics’ adoption of SFAS No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002. During United Therapeutics’ fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through August 29, 2003, there were no disagreements between United Therapeutics and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports. During United Therapeutics’ fiscal years ended December 31, 2001, and 2002 respectively, and the subsequent interim period through September 8, 2003, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred. During United Therapeutics’ fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through September 8, 2003, the date on which Ernst & Young LLP was engaged, United Therapeutics did not consult with Ernst & Young LLP regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

Principal Accountant Fees and Services

Audit Fees

     Audit Fees are fees billed for professional services rendered for the audit of United Therapeutics’ consolidated annual financial statements, review of interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young LLP in connection with registration statements. The aggregate Audit Fees for the fiscal years ended December 31, 2003 and 2002 were $110,000 and none, respectively.

Audit Related Fees

     Audit-Related Fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of United Therapeutics’ consolidated financial statements and are not reported as “Audit Fees.” Ernst & Young LLP did not receive any Audit-Related Fees during the fiscal years ended December 31, 2003 and 2002.

Tax Fees

     Tax Fees are fees billed for professional services for tax compliance, tax advice and tax planning. The aggregate Tax Fees paid to Ernst & Young LLP for the fiscal years ended December 31, 2003 and 2002 were $31,021 and $47,104, respectively.

All Other Fees

     There were no fees billed for professional services by Ernst & Young LLP during the fiscal years ended December 31, 2003 and 2002 that are not included in one of the above categories.

     The Audit Committee of the Board of Directors has considered and determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence. Since Ernst & Young LLP’s appointment as United Therapeutics’ independent auditors, the Audit Committee has pre-approved all of the services performed by Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditor

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter to the Audit Committee prior to December 31 of each year, outlining the scope of work and related fees. The Audit Committee reviews the letter, negotiates with and formally engages the auditor.

     For non-audit services, United Therapeutics’ senior management may submit from time to time to the Audit Committee for approval non-audit services which it recommends that the Audit Committee engage the independent auditor to provide. United Therapeutics’ senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

     The Audit Committee also delegates pre-approval authority to its Chairman. The Chairman reports any decisions made in accordance with such authority to the Audit Committee at its next scheduled meeting.

Stockholder Proposals

     Stockholder proposals intended for inclusion in United Therapeutics’ proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders must be received by United Therapeutics by overnight mail, acceptance signature required, no later than January 6, 2005 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in United Therapeutics’ proxy statement and form of proxy relating to that meeting.

     In order for a stockholder to bring other business before the 2005 annual stockholders meeting, timely notice must be given to United Therapeutics in advance of the meeting. Such notice must be given no later than March 20, 2005 nor earlier than February 25, 2005, and must include a description of the proposed business, the reason for conducting the proposed business at the meeting and other matters as specified in United Therapeutics’ Amended and Restated Bylaws. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in United Therapeutics’ proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by proxies designated by United Therapeutics. All notices of proposals must be given by overnight mail, acceptance signature required, to United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910.

     United Therapeutics will furnish a copy of United Therapeutics’ Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws to any stockholder without charge upon written request to the Corporate Secretary by the stockholder.

Director Nominations

     In order for a stockholder to nominate a director for election at the 2005 Annual Meeting of Stockholders, United Therapeutics’ Amended and Restated Bylaws require that the stockholder give timely detailed notice of the nomination to United Therapeutics in advance of the meeting. Such notice must be given no later than March 20, 2005 nor earlier than February 25, 2005. In addition, the notice must meet all other requirements contained in United Therapeutics’ Amended and Restated Bylaws.

     The Nominating and Governance Committee at the Board does not have a specific policy with respect to considering any director candidates recommended by stockholders, believing that it is more appropriate to rely on its network of contacts for identifying and evaluating potential director candidates. To be considered by the Nominating Committee, a director candidate shall meet the following minimum criteria:

•	personal and professional integrity;

•	a record of exceptional ability and judgment;

•	ability and willingness to devote the required amount of time to United Therapeutics’ affairs;

•	interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long- term interests of United Therapeutics’ stockholders;

•	reasonable knowledge of the fields of United Therapeutics’ operations, as well as familiarity with the principles of corporate governance;

•	expertise required by Board committees;

•	confidence that the candidate is capable of working constructively on the Board and with management; and

•	absence of any personal or professional relationships that would adversely affect their ability to serve the best interests of United Therapeutics and its stockholders.

     Once such potential nominees have been identified, the Nominating and Governance Committee, with the help of the General Counsel, screens candidates, performs reference checks, prepares a biography of each candidate for the Nominating and Governance Committee to review and conducts interviews. The Nominating and Governance Committee and United Therapeutics’ Chief Executive Officer interview the identified candidates and, in accordance with its Charter, the Nominating and Governance Committee selects nominees that best suit the Board’s needs to recommend to the full Board.

Annual Report

     A copy of United Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2003 is included with this Proxy Statement. In addition, stockholders may obtain additional copies of United Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission without charge by mailing a request to United Therapeutics Corporation, Attention: Vice President for Investor Relations, 1110 Spring Street, Silver Spring, Maryland 20910. The Form 10-K includes certain exhibits that will be provided only upon payment of a fee covering United Therapeutics’ reasonable expenses.

Code of Ethics

     United Therapeutics has a written Code of Conduct and Ethics that applies to its principal executive officer, principal financial officer and its principal accounting officer and every other director, officer and employee of United Therapeutics. The Code of Conduct and Ethics is available on United Therapeutics’ Internet website at www.unither.com. A copy of the Code of Conduct and Ethics will be provided free of charge by making a written request and mailing it to United Therapeutics’ corporate headquarters to the attention of Investor Relations Department. If any amendment to, or a waiver from, a provision of the Code of Conduct and Ethics that applies to the principal executive officer, principal financial officer and principal accounting officer is made, such information will be posted on United Therapeutics’ Internet website at www.unither.com.

Other Matters

     Management knows of no other matters to be presented for consideration at the Annual Meeting other than as presented above. However, if any other matter properly comes before the meeting, the persons named in the accompanying form of proxy will vote on such matters in accordance with their judgment of the best interests of United Therapeutics.

May 6, 2004

Appendix

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
UNITED THERAPEUTICS CORPORATION

     This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, and advisors to the Audit Committee (the "Committee”) of the Board of Directors (the “Board”) of United Therapeutics Corporation, a Delaware corporation (the “Company”).

     I. PURPOSE

          The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding the integrity of the Company’s financial statements and the independent auditors qualifications and independence; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) retain and terminate the Company’s independent auditors; (d) approve in advance all audit and non-audit services to be performed by the independent auditors; (e) approve related party transactions; and (f) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors, and management of the Company. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and the independent auditors.

     II. COMPOSITION

          The Committee shall be composed of at least three members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and NASDAQ. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or NASDAQ. All members of the Committee shall be able to read and understand financial statements at the time of their appointment, and at least one member of the Committee shall qualify as a “financial expert” as such term is defined in the rules and regulations of the SEC and NASDAQ. The Chairperson shall maintain regular communication with the Company’s chief executive officer, chief financial officer and the lead partner of the independent auditors.

     III. MEETING REQUIREMENTS

          The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

          The Committee may ask members of management, employees, outside counsel, the independent auditors, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

          The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

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          As part of its responsibility to foster free and open communication, the Committee shall meet periodically with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson shall meet with the independent auditors and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV below.

     IV. COMMITTEE RESPONSIBILITIES

     A. Oversight of the Financial Reporting Processes

1.	Review analyses prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative generally accepted accounting principles (“GAAP”) methods on the Company’s financial statements.

2.	Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas that may materially impact the Company’s financial statements or accounting policies.

3.	Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

     B. Review of Documents and Reports

1.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and including any certification, report, opinion or review rendered by the independent auditors, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent auditors, legal counsel, and the Company’s Disclosure Review Committee are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2.	Review and discuss earnings press releases with management and the independent auditors.

3.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

     C. Independent Auditors Matters

1.	Select and retain the Company’s independent auditors, considering the accounting firm’s independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent auditors. The Committee shall have sole authority to terminate the independent auditors when circumstances warrant. The independent auditors shall report directly to the Committee. The Committee shall review with the independent auditors and approve the proposed audit plan or the year-end audit as well as the quarterly reviews. This review will cover the scope of the work, personnel assigned to perform the work, and the proposed fees.

2.	On an annual basis, the Committee shall evaluate the independent auditors’s qualifications, performance and independence. In making its determination, the Committee shall consider all professional services rendered by the independent auditors and its affiliates. The Committee shall also consider whether the provision of any non-audit services is compatible with the independence standards under the guidelines of all applicable regulatory agencies and boards and shall approve, in advance, any and all non-audit services to be provided by the independent auditors.

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3.	Review on an annual basis the experience and qualifications of the senior members of the audit team. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent auditors.

4.	Establish and periodically review hiring policies for employees or former employees of the independent auditors in accordance with the rules and regulations of the SEC and NASDAQ.

5.	Review with the independent auditors any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the independent auditors and the Company’s response to that letter. Such review should include:

(a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b) any accounting adjustments that were proposed by the independent auditors that were not agreed to by the Company; and

(c) communications between the independent auditors and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

6.	Obtain a representation from the independent auditors that Section 10A of the Securities Exchange Act of 1934 has been followed.

     D. Internal Accounting Controls

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

2.	Periodically discuss with the Company’s chief executive officer and chief financial officer the status of the Company’s system of internal accounting controls in conjunction with management’s certification requirements with SEC periodic filings.

     E. Other Responsibilities

1.	Review and approve the Company’s “related party transactions” as such term is defined in the rules and regulations of the SEC and NASDAQ.

2.	Address counsel’s report of securities laws violations, breaches of fiduciary duty and similar violations by the Company or an agent thereof.

     V. ADVISORS TO THE COMMITTEE

          The Committee may retain, at the Company’s expense, legal, accounting or other advisors, as it deems necessary to carry out its duties. The Committee shall have sole authority to retain and terminate any such advisors, including the sole authority to negotiate and approve reasonable fees and retention terms of such advisors. The Committee shall comply with the Company’s then-current level review of contracts and budget reservation procedures.

     VI. MISCELLANEOUS

          Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

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UNITED THERAPEUTICS CORPORATION
Proxy for 2004 Annual Meeting of Stockholders to be Held on June 25, 2004

     The undersigned hereby names, constitutes and appoints Martine A. Rothblatt and Paul A. Mahon, and each of them, with full powers of substitution to act as true and lawful attorneys and proxies for the undersigned, and in the place and stead of the undersigned to attend the 2004 Annual Meeting of the Stockholders of United Therapeutics Corporation to be held on Friday, June 25, 2004 at 9:00 a.m. Eastern Time, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on April 27, 2004, with all the powers that the undersigned would possess if the undersigned were personally present.

THIS PROXY IS BEING SOLICITED
ON BEHALF OF THE BOARD
OF DIRECTORS

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED REPLY ENVELOPE

(Continued and to be SIGNED on the reverse side)

1. Election of Directors (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)	FOR all nominees listed, except as marked to the contrary ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	Nominees: Class II: Christopher Causey R. Paul Gray THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to United Therapeutics at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

2. The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.

IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGEMENT. AT PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

The undersigned acknowledges receipt from United Therapeutics prior to the execution of this proxy of the Notice of Annual Meeting of stockholders, a Proxy Statement and the 2003 Annual Report to stockholders.

DATED	STOCKHOLDER (print name)

STOCKHOLDER (sign name)

I do ☐ do not ☐ plan to attend the meeting. (Please check one.)

NOTE:	Please sign exactly as the names(s) appear on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If stockholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title.